[GRAPHIC OMITTED]                                                     Exhibit 99

599 Menlo Drive, Suite 200
Rocklin, CA  95765-3708
Telephone (916) 415-0864 - Fax (916) 415-0645
www.idwlcd.com

                                                                    NEWS RELEASE
                                                             OTC BB Symbol: IDWK
                              For Immediate Release

             International DisplayWorks, Inc. Reports Second Quarter
                           Financial Results for 2003

        -Growth at Six-months Slowed, Third Quarter Showing Improvement-

Rocklin, California, June 17, 2003. International DisplayWorks, Inc. (IDW) today reported a decrease of approximately $896,000 or 16% to $4,688,000 in net sales for its second quarter ending April 30, 2003 versus the second quarter ending April 30, 2002. Correspondingly, IDW incurred a fully diluted loss for the quarter of ($.03) per share versus ($.01) for the comparable quarter in 2002. Total net sales for the six-months ending April 30, 2003 were $9,809,000 versus $10,195,000 for the comparable six-month period ending April 30, 2002, reflecting a total decrease of 4% in six-months net sales. For the six-months ending April 30, 2003 the total net loss per share was ($.03) versus ($.02) for the comparable period in 2002.


Second Quarter Ending                   April 30, 2003        April 30, 2002
     Net Sales                          $  4,688,000          $  5,584,000
     Net Loss                               (628,000)             (178,000)
     Avg. Shares                          19,318,246            19,321,213
     Loss per Share (fully diluted)     $       (.03)         $       (.01)

Six-Months Ending                       April 30, 2003        April 30, 2002
     Net Sales                          $  9,809,000          $ 10,195,000
     Net Loss                               (603,000)             (476,000)
     Avg. Shares                          19,282,741            19,321,213
     Loss per Share (fully diluted)     $       (.03)         $       (.02)

     IDW Chairman and CEO Steve Kircher detailed the IDW's performance to date, "Although the financial results reported today reflect slowed progress, there are several factors that show signs of significant advancement. Push-outs in customer orders had the greatest influence on the reduction in sales and profitability. The slow down in customer orders mirrored a conservative approach by our customers in maintaining lower inventory levels and can be attributed to the uncertainty brought about by the war in Iraq. Those orders have since returned to more normal levels and we are pleased to announce that third quarter 2003 order flow is back on track, thanks in part to the addition of new design wins. Consequently, although six-month sales for 2003 were down 4%, we believe future sales growth will compensate for the decline in revenue in the first six months. World market conditions continue to reflect uncertainty and working capital remains tight, we however, continue to believe that growth in future business with solid margins and prudent fiscal control will combine to provide the IDW with its first profitable year."

About International DisplayWorks

     International DisplayWorks, Inc. is a manufacturer and distributor of liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. The Company manufactures its products in a 270,000 square feet manufacturing facility in the People's Republic of China (PRC) and employs approximately 1,250 persons. Sales offices are located in Rocklin, CA, Hong Kong and Shenzhen, PRC.

For additional information contact:
Steve Kircher - (916) 415-0864            or:   Investor Relations
CEO, International DisplayWorks, Inc.           at investor-relations@idwusa.com

The International DisplayWorks, Inc. website is www.idwlcd.com

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW" or "the Company") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management, including without limitation, IDW (as defined herein) and the Company's other subsidiaries, are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the Company's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company or GeoMarketing and is meant purely for informational purposes.

Keyword: California  Industry Keywords: Liquid Crystal Display, LCD, Electronics